Exhibit 8.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BEIJING
HOUSTON, TEXAS	DALLAS
77002-4995	DUBAI
HONG KONG
TEL +1 713.229.1234	HOUSTON
FAX +1 713.229.1522	LONDON
www.bakerbotts.com	MOSCOW
NEW YORK
RIYADH
WASHINGTON
October 1, 2008
Encore Energy Partners LP
Encore Energy Partners Finance Corporation
777 Main Street, Suite 1400
Fort Worth, Texas 76102
RE: ENCORE ENERGY PARTNERS LP;
REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
          We are acting as counsel to Encore Energy Partners LP, a Delaware limited partnership, (the “Partnership” or “we” or “us”) in connection with the filing with the Securities and Exchange Commission on or about the date hereof of the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectuses forming a part thereof (the “Registration Statement”), relating to (A) securities that may be issued and sold by (i) the Partnership, (ii) Encore Energy Partners Finance Corporation, a Delaware corporation, and (iii) the subsidiary guarantors, Encore Energy Partners Operating LLC, a Delaware limited liability company and Encore Clear Fork Pipeline LLC, a Delaware limited liability company, from time to time pursuant to Rule 415 under the Securities Act and (B) securities that may be sold by certain security holders from time to time pursuant to Rule 415 under the Securities Act. In connection therewith, we have prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the prospectuses that are included in the Registration Statement.
          We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the date of the prospectuses that are included in the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.
          In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Securities and Exchange Commission (the “Commission”), (iii) a representation letter provided to us by the Partnership in support of this opinion, and (iv) other information provided to us by the Partnership, Encore Energy Partners GP LLC (its general partner) and Encore Acquisition Company.
          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion and under the heading “Legal Matters” in the prospectuses that are included in the Registration Statement. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Encore Energy Partners LP, et al.	2	October 1, 2008

Very truly yours,
/s/ Baker Botts L.L.P.